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                                                             Exhibit (23)(j)(2)

[LOGO OF KING & SPALDING LLP]


January 5, 2006

Seligman Municipal Fund Series, Inc.
100 Park Avenue
New York, NY 10017

Ladies and Gentlemen:

   With respect to Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, for Seligman Municipal Fund Series, Inc., on behalf of its Georgia Municipal Series, we have reviewed the material relative to Georgia taxes in the Registration Statement. Based upon such review, our opinion concerning Georgia taxes as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

   We consent to the filing of this letter as an exhibit to the Registration Statement of Seligman Municipal Fund Series, Inc. and to the reference to us under the heading "Georgia Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                                  Very truly yours,

                                                  /s/ King & Spalding LLP
                                                  -----------------------------
                                                  KING & SPALDING LLP

           ATLANTA . HOUSTON . LONDON . NEW YORK . WASHINGTON, D.C.